SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Omega Worldwide, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

OMEGA WORLDWIDE, INC.

900 Victors Way, Suite 345

Ann Arbor, Michigan 48108
(734) 887-0300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2000

To the Shareholders:

      The Annual Meeting of Shareholders of Omega Worldwide, Inc. will be held at the offices of the Company at 900 Victors Way, Suite 345, Ann Arbor, Michigan on Wednesday, April 19, 2000, at 11:00 a.m., for the following purposes:

1.	To elect three members of the Board of Directors; and

2.	To transact such other business as properly may come before the meeting or any adjournment thereof.

      The nominees for election as directors are James E. Eden, Anil K. Gupta and Bernard J. Korman, each of whom presently is serving as a director of the Company.

      The Board of Directors has fixed the close of business on February 21, 2000 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

      We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors as set forth in the attached Proxy Statement. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you previously have mailed a proxy card.

By order of the Board of Directors

SUSAN ALLENE KOVACH
Corporate Secretary

January 11, 2000

Ann Arbor, Michigan

OMEGA WORLDWIDE, INC.

900 Victors Way, Suite 345

Ann Arbor, Michigan 48108
(734) 887-0300

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS
April 19, 2000

      The accompanying proxy is solicited by the Board of Directors of Omega Worldwide, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders to be held April 19, 2000, and any adjournments of the meeting (the “Annual Meeting”). It is anticipated that this proxy material will be mailed on or about March 17, 2000 to shareholders of record at the close of business on February 21, 2000.

      A copy of the Annual Report of the Company for the year ended September 30, 1999, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO SUSAN ALLENE KOVACH, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

VOTING SECURITIES

      The outstanding voting securities of the Company as of December 31, 1999, consisted of 12,276,600 shares of Common Stock, par value $.10 per share (“Common Stock”). Each holder of record of Common Shares as of the close of business on February 21, 2000 is entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

ELECTION OF DIRECTORS

      Pursuant to the Company’s Articles of Incorporation, the directors have been divided into three groups. At this year’s Annual Meeting, three directors will be elected in one group to hold office for a term of three years or, in each case, until their respective successors shall have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire and until their successors have been duly elected and qualified.

      The nominees for election to the three positions of director to be voted upon at this year’s Annual Meeting are James E. Eden, Anil K. Gupta and Bernard J. Korman. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Eden, Gupta and Korman, to hold office as directors for a term of three years each or until their respective successors have been duly elected and qualified. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the election of a director.

      If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event would the proxy be voted for more than three nominees.

      The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after this meeting:

	Year First		Expiration
	Became a		of Term as
Directors	Director	Business Experience During Past 5 Years	Director

Jacques Aigrain (45)	1998	Managing Director of J.P. Morgan and Company, where he has been employed since 1981, has been a member of the Investment Banking Committee since December 1997 and has been co-head of Global Mergers and Acquisitions since July 1998, working from New York and London. From 1996 to 1998, Mr. Aigrain headed Morgan’s Paris office, and from 1991 through 1996 he served in the London office, where he was responsible for transactions in the healthcare and chemical industries. Mr. Aigrain holds a Ph.D. in Economics from the Sorbonne in Paris.	2001

Essel W. Bailey, Jr. (55)	1997	President, Chief Executive Officer and Director of the Company since its formation in 1997. Mr. Bailey currently is a Managing Director of Principal Healthcare Finance Limited (“Principal”), a company that finances healthcare facilities in the United Kingdom and in which the Company owns 33.375% of the ordinary shares, and Principal Healthcare Finance Trust, an Australian unit trust that finances healthcare facilities in Australia and in which the Company owns 47% of the units. Mr. Bailey also has served as President and Chief Executive Officer of Omega Healthcare Investors, Inc. (“Omega”), a real estate investment trust that is listed on the New York Stock Exchange (Ticker: OHI), since its formation in 1992. Mr. Bailey also has served as Chairman of Omega, which provides sale/ leaseback and other capital financing to healthcare service providers in the United States, since 1995. Prior to forming Omega, Mr. Bailey was a Managing Director of Omega Capital, a healthcare investment partnership, from 1986 to 1992. Mr. Bailey was formerly a director of Evergreen Healthcare, Inc., which was a NYSE listed company engaged in the operation of long-term healthcare facilities, and of Vitalink Pharmacy Services, Inc., a NYSE listed company operating institutional pharmacies serving the long-term care industry in the United States.	2002

	Year First		Expiration
	Became a		of Term as
Directors	Director	Business Experience During Past 5 Years	Director

James E. Eden (62)	1998	Mr. Eden is President and principal owner of Eden & Associates, Inc., which provides consulting services to the senior living and long-term care industries. He also is President and principal owner of Senior Living Properties, LLC, and serves as Chairman and Chief Executive Officer of Oakwood Living Centers, Inc., which owns and operates 7 nursing homes in Massachusetts and Virginia. From 1976 to 1992, Mr. Eden held various positions in healthcare at Marriott Corporation, ultimately as Executive Vice President and General Manager of its Senior Living Services Division. Mr. Eden also is a director of Omega, the Alliance for Aging Research and United Vanguard Homes.	2000

Thomas F. Franke (70)	1998	Chairman and principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids and Ann Arbor, Michigan. He also is the principal owner of private healthcare firms operating in the United States and the United Kingdom and a private hotel firm in the United Kingdom. Mr. Franke has been a director of Omega since its formation in 1992 and, since Principal’s formation in 1995, Mr. Franke has been a director of Principal.	2001

Anil K. Gupta (50)	1998	Dr. Gupta is Professor of Strategy, Organization and International Business at the Robert H. Smith School of Business, The University of Maryland. He holds a Doctor of Business Administration from Harvard Business School. Dr. Gupta served as a director of Vitalink Pharmacy Services from 1992 to 1998. He is the recipient of numerous scholarly awards and provides consulting and executive training to a number of multinational companies.	2000

Harold J. Kloosterman (57)	1998	Mr. Kloosterman has been a director of Omega since its formation in 1992 and was a managing director of Omega Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multi-family properties since 1978. He has been a senior officer of LaSalle Partners, Inc., and in 1985 he formed Cambridge Partners, Inc., where he serves as President. At Cambridge, he has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area.	2002

	Year First		Expiration
	Became a		of Term as
Directors	Director	Business Experience During Past 5 Years	Director

Bernard J. Korman (68)	1998	Mr. Korman is Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private health care foundation, and Chairman of the Board of NutraMax Products, Inc., a public consumer health care products company. He formerly was President, Chief Executive Officer and Director of MEDIQ Incorporated (health care services) from 1977 to 1995. Mr. Korman has been a director of Omega since 1993 and also is a director of the following public companies: The New America High Income Fund (financial services), The Pep Boys, Inc. (auto supplies), Kranzco Realty Trust (real estate investment trust) and NutraMax Products, Inc. (consumer health care products).	2000

Edward Lowenthal (55)	1998	Mr. Lowenthal is President and Chief Executive Officer of Wellsford Real Properties, Inc. (AMEX: WRP), a real estate merchant bank, and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. Mr. Lowenthal has been a Director of Omega since 1995 and also serves as director of Equity Residential Properties Trust and Great Lakes REIT, Inc. Mr. Lowenthal also has served as a director of United American Energy Corporation, a developer, owner and operator of energy facilities, and Corporate Renaissance Group, Inc., a mutual fund.	2001

Robert L. Parker (65)	1998	Mr. Parker has served as Chairman of the Company’s Board of Directors since April 1998. He is a consultant to, and from 1992 to 1995 was Chairman of, Omega. He continues to serve as a Director of Omega. Mr. Parker was Managing Director of Omega Capital from 1986 to 1992. From 1972 through 1983, Mr. Parker was a senior officer of Beverly Enterprises, the largest operator of long-term care facilities in the United States. At the time of his retirement in 1983, Mr. Parker was Executive Vice President of Beverly Enterprises. Mr. Parker is a registered architect and is licensed in California and Oklahoma. Mr. Parker also served as a director of GranCare, Inc., a public company engaged in the operation of long-term care facilities, from 1995 to 1997, and of Vitalink Pharmacy Services, Inc., a publicly-traded institutional pharmacy, during 1997. Mr. Parker has served as a director of Principal since 1995 and of First National Bank of Bethany, Oklahoma.	2002

PRINCIPAL SHAREHOLDERS

      At December 31, 1999, the Company was aware that the following beneficially owned more than 5% of the outstanding shares of Common Stock:

	Number of Shares
	of Common Stock	Percent of
Beneficial Owner	Beneficially Owned	Class

Gotham International Advisors, L.L.C.	1,215,900	9.90%
110 East 42nd Street, 18th Floor New York, New York 10017

Todd P. Robinson	1,211,457	9.87%
2307 Princess Ann Street Greensboro, North Carolina 27408

Omega Healthcare Investors, Inc.	1,163,061	9.47%
900 Victors Way, Suite 350 Ann Arbor, Michigan 48108

Essel W. Bailey, Jr.	843,434	6.87%
900 Victors Way, Suite 345 Ann Arbor, Michigan 48108

      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of December 31, 1999 (i) by each of the Company’s directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Number of Shares
	of Common Stock		Percent of
Beneficial Owner	Beneficially Owned		Class

Essel W. Bailey, Jr.	843,434	(1)	6.87%

James P. Flaherty	36,424		0.30%

F. Scott Kellman(2)	20,722		0.17%

Susan A. Kovach	4,068		*

Edward C. Noble	3,500	(3)	*

David A. Stover(4)	40,434		0.33%

Jacques Aigrain	2,000	(5)	*

James E. Eden	5,421	(6)	*

Thomas F. Franke	283,620	(6)(7)	2.31%

Anil K. Gupta	12,000	(5)	*

Harold Kloosterman	116,907	(6)(8)	0.95%

Bernard J. Korman	354,613	(6)	2.89%

Edward Lowenthal	37,559	(6)	0.31%

Robert L. Parker	98,722	(6)(9)	0.80%

Directors and executive officers as a group (14 persons)	1,859,424		15.14%

*	Less than 0.10%

The business address of all the above persons is 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108.

(1)	Includes shares owned jointly by Mr. Bailey and his wife, plus 520,804 shares held solely in Mrs. Bailey’s name. Mr. Bailey disclaims any beneficial interest in the shares held solely by Mrs. Bailey.
(2)	Mr. Kellman resigned as Vice President on November 15, 1999.
(3)	Mr. Noble was appointed Vice President and Chief Financial Officer on March 1, 1999. Includes shares owned jointly by Mr. Noble and his wife.
(4)	Mr. Stover resigned as Vice President and Chief Financial Officer on March 1, 1999.
(5)	Includes 1,000 unvested shares of Restricted Stock that were granted in July 1999.
(6)	Includes 1,000 unvested shares of Restricted Stock that were granted in April 1999.
(7)	Includes 283,620 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a Member.
(8)	Includes shares owned jointly by Mr. Kloosterman and his wife, and 55,044 owned directly by his wife.
(9)	Includes 1,123 shares owned by a private pension plan for Mr. Parker’s benefit and 61,134 shares owned by a trust of which Mr. Parker is sole trustee.

DIRECTORS AND OFFICERS OF THE COMPANY

Board of Directors and Committees of the Board

      The Board of Directors held six meetings during fiscal year 1999. The Board of Directors has an Audit Committee consisting of Messrs. Korman, Kloosterman and Gupta, a Compensation Committee consisting of Messrs. Aigrain, Franke and Lowenthal, an Independent Directors Committee consisting of Messrs. Gupta and Aigrain, and a Nominating Committee consisting of Messrs. Bailey, Eden and Parker.

      The Audit Committee, which met once in fiscal year 1999, selects the Company’s independent accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures.

      The Compensation Committee met two times during fiscal year 1999 and has responsibility for the compensation of the Company’s key management personnel and administration of the Company’s Stock Option and Restricted Stock Plan.

      The Independent Directors Committee, which met three times during fiscal year 1999, has responsibility for passing upon those issues with respect to which a conflict may exist between the Company and Omega Healthcare Investors, Inc. (“Omega”), including issues with respect to the Opportunity Agreement between them (the “Opportunity Agreement”) and the allocation of costs between the Company and Omega pursuant to the Services Agreement between them (the “Services Agreement”).

      The Nominating Committee, which did not meet during fiscal year 1999, reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by shareholders for candidates should be submitted in writing to the office of the President, Omega Worldwide, Inc., 900 Victors Way, Suite 345, Ann Arbor, Michigan 48108.

Compensation Committee Report

      The Compensation Committee (the “Committee”) is composed of outside directors who administer the Company’s Stock Option and Restricted Stock Plan, approve the compensation of James P. Flaherty, the Company’s chief operating officer, and Edward C. Noble, the Company’s vice president and chief financial officer, and review with the Board of Directors all aspects of compensation for the Company’s executive officers. In connection with the hiring of Mr. Noble as the Company’s chief financial officer, the Committee agreed to guarantee payment of Mr. Noble’s salary through December 31, 1999.

      The Committee does not determine the salaries of the other executive officers. The salaries of the other executive officers are determined by Omega, and the Company reimburses Omega for a portion of their salaries pursuant to the Services Agreement.

Compensation of Directors

      The Company pays each non-employee director a fee of $10,000 per year for services as a director, plus $1,000 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors or any Committee thereof. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

      Directors are eligible to participate in the Company’s Stock Option and Restricted Stock Plan. Each non-employee director was awarded options with respect to 10,000 shares on his election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is annually awarded 1,000 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

Compensation of Executive Officers

      The following table sets forth, for the period ended September 30, 1999, the compensation for services in all capacities to the Company of those persons who were at September 30, 1999 (i) the chief executive officer and (ii) the other executive officers of the Company whose total fiscal year 1999 annual salary and bonus exceeded $100,000. The Committee does not determine the salaries of the chief executive officer or the other executive officers other than the chief operating officer and chief financial officer. Their salaries are determined by Omega, and the Company reimburses Omega for a share of their salaries, as well as certain other overhead expenses, pursuant to the Services Agreement. See “Certain Transactions” below.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

					Awards		Payouts

				Other	Restricted	Securities	All
	Fiscal			Annual	Stock	Underlying	LTIP	Other
Name and	Year	Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	(1)	($)(1)	($)(1)	($)(2)	($)	SARs(#)	($)	($)

Essel W. Bailey, Jr.	1999	0	0	0	0	25,000	0	0
President and CEO

James P. Flaherty	1999	$280,000	$115,000	$103,348	0	15,000	0	0
Chief Operating Officer

Edward C. Noble(3)	1999	$72,917	0	$12,000	0	20,000	0	0
Vice President and Chief Financial Officer

(1)	Mr. Flaherty and Mr. Noble are the only officers of the Company who receive annual compensation directly from the Company. All other executive officers are compensated by Omega Healthcare Investors, Inc. and the Company is charged pursuant to the provisions of the Service Agreement between the Company and Omega.

(2)	“Other Annual Compensation” comprises $59,001 used to purchase private health and retirement benefits for Mr. Flaherty in England, $44,347 representing the allocable portion of the value of restricted stock granted by Omega to Mr. Flaherty and charged to the Company; and $12,000 representing reimbursement of moving expenses to Mr. Noble and charged to the Company.

(3)	Mr. Noble was appointed Vice President and Chief Financial Officer on March 1, 1999.

Options/SAR Grants in Last Fiscal Year

      The following table sets forth certain information concerning options/ SARs granted during fiscal year 1999 to the named executives:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for		Grant
	Underlying	Granted to	or Base		Option Term		Date
	Options/SAR	Employees in	Price	Expiration			Present
Name	Granted	Fiscal Year	($/Share)	Date(1)	5%($)(2)	10%($)(2)	Value($)(3)

Essel W. Bailey, Jr.	21,333		4.6875	1/21/09	62,986	160,264	N/A
	3,667		4.6875	1/21/10	12,220	32,022	N/A

Total	25,000	3.70%			75,206	192,286	N/A

James P. Flaherty	15,000		4.6875	1/21/09	44,288	112,688	N/A

Total	15,000	2.22%			44,288	112,688	N/A

Edward C. Noble(4)	20,000		4.4375	3/10/09	55,650	141,850	N/A

Total	20,000	2.96%			55,650	141,850	N/A

(1)	Incentive stock options expire 10 years from date of grant, while non-qualified options expire 11 years after date of grant.

(2)	The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing at the expiration date of the options, to $7.64 and $12.20, respectively for the January 21, 1999 incentive stock options grant, $8.02 and $13.42, respectively for the January 21, 1999 non-qualified stock options grant, $7.22 and $11.53, respectively for the March 10, 1999 incentive stock option grant.

(3)	The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

(4)	Mr. Noble was appointed Vice President and Chief Financial Officer on March 1, 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table summarizes options and SARs exercised during fiscal year 1999 and presents the value of unexercised options and SARs held by the named executives at Year-End:

			Number of Securities		In-the-Money
			Underlying Unexercised		Options/SARs
	Shares		Options/SARs at		at Fiscal
	Acquired on	Value	Fiscal Year-End(#)		Year-End($)
	Exercise	Realized	Unexercisable(U)		Unexercisable(U)
Name	(#)	($)	Exercisable(E)		Exercisable(E)

Essel W. Bailey, Jr.	0	0	138,000	(U)	0(U)
			0	(E)	0(E)

James P. Flaherty	0	0	15,000	(U)(4)	0(U)
			0	(E)	0(E)

F. Scott Kellman(1)	0	0	0	(U)(4)	0(U)
			0	(E)	0(E)

Susan A. Kovach	0	0	0	(U)(4)	0(U)
			0	(E)	0(E)

Edward C. Noble(2)	0	0	20,000	(U)	0(U)
			0	(E)	0(E)

David A. Stover(3)	0	0	0	(U)(4)	0(U)
			0	(E)	0(E)

(1)	Mr. Kellman resigned as Vice President on November 15, 1999.
(2)	Mr. Noble was appointed Vice President and Chief Financial Officer on March 1, 1999.

(3)	Mr. Stover resigned as Vice President and Chief Financial Officer on March 1, 1999.

(4)	Subsequent to fiscal year ended 1999, the expiration dates of outstanding options were accelerated to December 2, 1999 in exchange for a payment to Mr. Flaherty, Mr. Kellman, Ms. Kovach and Mr. Stover of $9,000.00, $9,000,00, $2,000.00 and $9,000.00 respectively.

Long-Term Incentive Plan

      For the period from October 1, 1998 through September 30, 1999, the Company had no long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLAN

      For the period from October 1, 1998 through September 30, 1999, the Company had no pension plans.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among:	Omega Worldwide, Inc.

S&P 500 Index
S&P Small Cap 600 Index

LINE GRAPH

			Standard & Poor’s
	OWWI	Standard & Poor’s	Smallcap 600 Index

4/10/98	100.00	100.00	100.00
6/30/98	100.83	102.92	95.13
9/30/98	68.33	92.32	75.23
12/31/98	58.33	111.98	88.47
3/31/99	50.00	96.91	80.51
6/30/99	54.17	98.83	92.92
9/30/98	54.58	86.55	88.43

      THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

      THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

CERTAIN TRANSACTIONS

      The Company and Omega have entered into the Opportunity Agreement to provide each other with rights to participate in certain transactions and to make certain investments. The Opportunity Agreement provides, subject to certain terms, that, regardless of whether the following kinds of investments (each a “Worldwide Opportunity”) first come to the attention of the Company or Omega, the Company will have the right to: (a) provide advisory services and/or management services to any healthcare investors, wherever located; (b) acquire or make debt and/or equity investments (through a joint venture or otherwise) in any healthcare investor or in healthcare real estate-related assets outside the United States; (c) make investments in any entity conducting healthcare operations; and (d) make any other real estate, finance or other investments not customarily undertaken by a qualified REIT. However, Omega will have the right, regardless of whether the following kinds of investments (each a “REIT Opportunity”) first come to the attention of the Company or Omega, to make any investment within the United States (a) in real estate, real estate mortgages, real estate derivatives or entities that invest exclusively in or have a substantial portion of their assets in any of the foregoing, so long as Omega’s REIT status would not be jeopardized by the investment; and (b) that, if made by a REIT, would not result in the termination of the REIT’s status as a REIT under Sections 856 through 860 of the Internal Revenue Code. If the Company declines to pursue a Worldwide Opportunity, it must offer that opportunity to Omega, and if Omega declines to pursue a REIT Opportunity, it must offer that opportunity to the Company. Each of the Company and Omega may participate, in its discretion, in any REIT Opportunity or Worldwide Opportunity that the other requests be pursued jointly. The terms upon which each of the Company and Omega may elect to participate in any such an opportunity will be negotiated in good faith and must be mutually acceptable to the respective boards of directors of the Company and Omega, with the affirmative votes of the independent directors of the respective boards of directors of the

Company and Omega. Each of the Company and Omega, in its sole discretion, will make all decisions as to whether to pursue transactions or investments. The determination by each of the Company and Omega as to whether to pursue an investment or transaction individually shall be made by the affirmative votes of the independent director(s) of the board of directors of the Company or Omega. Each of Omega and the Company has agreed to notify the other of, and make available to the other, investment opportunities developed by such party or of which such party becomes aware but is unable or unwilling to pursue. The Opportunity Agreement has a term of ten years and automatically renews for successive five-year terms unless terminated.

      Omega and the Company have entered into the Services Agreement pursuant to which Omega provides shared management and other employees, office space and administrative services to the Company. The Company reimburses Omega quarterly for a portion of Omega’s overhead expenses such as rent, compensation and utilities, based on a formula determined by dividing the value of the assets managed by the Company at the end of each fiscal quarter by the sum of the value of the assets of Omega and assets managed by the Company at the end of each fiscal quarter. During the fiscal year ended September 30, 1999, the Company paid to Omega the sum of $768,000 under the Services Agreement.

      The Company has invested approximately $48.8 million in Principal Healthcare Finance Limited (“Principal”) as of September 30, 1999. As of that date, Principal owned and leased 176 nursing homes or residential care facilities located in the British Isles. Essel W. Bailey, Jr., President, Chief Executive Officer and a director, and directors Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman and Robert L. Parker, have invested in the aggregate, directly or indirectly, approximately $2.2 million in Principal. Pursuant to an Amended and Restated Advisory Agreement (the “Advisory Agreement”), the Company has agreed to provide certain investment management and advisory services to Principal in exchange for a fee. During the period ended September 30, 1999, Principal paid to the Company approximately $4.9 million for services rendered by the Company to Principal pursuant to the Advisory Agreement.

      The Company has invested approximately $6.6 million in Principal Healthcare Finance Trust (“Trust”) as of September 30, 1999. The Company has agreed to provide certain investment management and advisory services to Trust in exchange for a fee. During the period ended September 30, 1999, Trust paid to the Company approximately $405,000 for services rendered by the Company to Trust pursuant to the Advisory Agreement.

      The Company has obtained a $25 million line of credit loan from Fleet Bank. In order to induce Fleet Bank to make the loan to the Company, Omega has guaranteed to Fleet Bank the Company’s obligations under the loan. The Company has paid to Omega a guaranty fee equal to 1% of the principal amount of the loan and is required to pay to Omega an additional annual guaranty fee equal to 2.5% of the principal amount of the loan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP audited the Company’s financial statements the year ended September 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

SHAREHOLDERS PROPOSALS

      November 17, 2000 is the date by which proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, held on or about January 18, 2001, must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

EXPENSES OF SOLICITATION

      The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500 plus out-of-pocket expenses.

OTHER MATTERS

      The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

ESSEL W. BAILEY, JR.
President and Chief Executive Officer

January 11, 2000

Ann Arbor, Michigan

PROXY

OMEGA WORLDWIDE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Susan Allene Kovach and Don M. Pearson, and each of them, as proxies, each with the power to appoint his or her substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Worldwide, Inc. held of record by the undersigned on February 21, 2000 at the Annual Meeting of Stockholders to be held on April 19, 2000 or any adjournment thereof.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

      This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement.

      If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

      (Continued, and to be marked, dated and signed, on the other side)

      SEE REVERSE

SIDE

FOLD AND DETACH HERE

PLEASE MARK YOUR	2953

[X]  VOTE AS IN THIS
        EXAMPLE.

      The Directors recommend a vote FOR Proposal 1.

		FOR	WITHHELD
1.	Election of	[ ]	[ ]	NOMINEES:
	Directors			James E. Eden
Anil K. Gupta
Bernard J. Korman

[INSTRUCTIONS: To withhold authority to vote for any individual nominee,

write that nominee’s name in the space provided below.]

NOTE: Please sign exactly as name appears
on this Proxy. When shares are held by
joint tenants, both should sign. When
signing as attorney, executor,
Administrator, trustee or guardian, please
give full title as such. If a corporation,
please sign in full corporate name by
President or other authorized officer. If
a partnership, please sign in partnership
name by authorized person.

Please check the box [ ] if you plan to
attend the Annual Meeting in person.

SIGNATURE(S)                                                DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

FOLD AND DETACH HERE